UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Applied Materials to Hold 2011 Annual Meeting of Stockholders

on Tuesday, March 8, 2011, 11:00 a.m. PST

SANTA CLARA—(BUSINESS WIRE)— Friday, February 25, 2011—Applied Materials, Inc. (Nasdaq:AMAT) will hold its 2011 Annual Meeting of Stockholders at its corporate offices located at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054, on Tuesday, March 8, 2011, at 11:00 a.m. Pacific Standard Time (PST), 2:00 p.m. Eastern Standard Time (EST).

A live audio webcast of the Annual Meeting will be available on Applied Materials’ website at http://investors.appliedmaterials.com/phoenix.zhtml?c=112059&p=irol-calendar. An audio/MP3 replay of the webcast will be available beginning on Tuesday, March 8 at 5:00 p.m. PST, 8:00 p.m. EST, through Friday, April 8, 2011.

Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

####

Contacts

Applied Materials, Inc.

Mike Sullivan, 408-748-5227 (Investment Community)

investor_relations@amat.com

Howard Clabo, 408-748-5775 (Editorial/Media)

howard_clabo@amat.com